Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 09/22/2021 09:08 AM
ID: 2021-001037571

Foreign Profit Corporation
Articles of Domestication

Pursuant to W.S. 17-16-1801 the undersigned hereby applies for a Certificate of Domestication.

1. Corporation name:
SANTO MINING CORP.

2. Incorporated under the laws of: FLORIDA
(State of formation)

3. Date of incorporation: 07/31/2015
(mm/dd/yyyy)

4. Period of duration: PERPETUAL
(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual.")

5. Mailing address of the corporation:
18851 NE 29TH AVE. SUITE 700 AVENTURA, FL 33180

6. Principal office address:
18851 NE 29TH AVE. SUITE 700 AVENTURA, FL 33180

7. Name and physical address of its registered agent:
*(The registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming. **The registered agent must have a physical address in Wyoming.** If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed **in addition to a physical address.**)*

Name: CLOUD PEAK LAW, LLC

Address: 1095 SUGAR VIEW DR. SUITE 500 SHERIDAN, WY 82801

*(If mail is received at a Post Office Box, please list above **in addition to the physical address.**)*

8. Purpose or purposes of the corporation which it proposes to pursue in the transaction of business in Wyoming:
ANY LAWFUL BUSINESS PURPOSE

Received SEP 13 2021 Secretary of State Wyoming

9. Names and usual business addresses of its current officers and directors:

Office	Name	Address
President	FRANJOSEYGLESIAS	18851 NE 29TH AVE. SUITE700 AVENTURA,FL 33180
Vice President		
Secretary	FRANJOSEYGLESIAS	18851 NE 29TH AVE. SUITE700 AVENTURA,FL 33180
Treasurer	FRANJOSEYGLESIAS	18851 NE 29TH AVE. SUITE700 AVENTURA,FL 33180
Director		
Director		
Director		

10. Aggregate number of shares or other ownership units which it has the **authority to issue.**
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

20,000,000,000 shares of common stock, par value $0.00001 per share, and 500,000,000 shares of Ser

11. Aggregate number of **issued shares** or other ownership units. *(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)*

10,850,235,504 shares of common stock. 150,000,000 shares of Series A Preferred Stock.

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

13. Certification. *(Please check the box to complete the required certification.)*

☑ I consent on behalf of the business entity to accept electronic service of process at the required email address provided on the form under the circumstances specified in W.S. 17-28-104(e).

Signature: [signature] **Date:** 06/20/2021
(mm/dd/yyyy)

Print Name: FRANJOSEYGLESIAS

Title: PRESIDENT

Contact Person: Jeff Turner

Daytime Phone Number: 801-810-4465

Email: jeff@jdt-legal.com

(An email address is required. Email(s) provided will receive important reminders, notices and filing evidence.)

Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

Consent to Appointment by Registered Agent

I, Cloud Peak Law, LLC , registered office located at
(name of registered agent)

1095 Sugar View Dr STE 500
Sheridan WY 82801

voluntarily consent to serve

**(registered office physical address, city, state, & zip)*

as the registered agent for Santo Mining Corp
(name of business entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: Vicky Odiaga
(Shall be executed by the registered agent.)

Date: 8/9/2021
(mm/dd/yyyy)

Print Name: Vicky Odiaga

Daytime Phone: 307-683-0983

Title: Authorized Individual

Email: reports@cloudpeaklaw.com

(An email address is required. *Email(s) provided will receive important reminders, notices and filing evidence.)*

Registered Agent Mailing Address
(if different than above):

IMPORANT: If you are an existing registered agent and your existing address on record does not match what is provided on this form, a **Registered Agent Information Update** form is also required.

State of Florida

Department of State

I certify from the records of this office that SANTO MINING CORP., is a corporation organized under the laws of the State of Florida, filed on July 31, 2015.

The document number of this corporation is P15000065052.

I further certify that said corporation has paid all fees due this office through December 31, 2021, that its most recent annual report/uniform business report was filed on March 15, 2021, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Second day of September, 2021

Laurel M. Lee
Secretary of State

CR2E022 (01-11)

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of SANTO MINING CORP., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is P15000065052.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Second day of September, 2021

Laurel M. Lee
Secretary of State

CR2E022 (01-11)

Electronic Articles of Incorporation
For

P15000065052
FILED
July 31, 2015
Sec. Of State
nhaney

SANTO MINING CORP.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

SANTO MINING CORP.

Article II

The principal place of business address:

1451 W CYPRESS CREEK ROAD
SUITE 300
FORT LAUDERDALE, FL. 33309

The mailing address of the corporation is:

1451 W CYPRESS CREEK ROAD
SUITE 300
FORT LAUDERDALE, FL. 33309

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

5,500,000,000

Article V

The name and Florida street address of the registered agent is:

JONATHAN D. LEINWAND, P.A.
20900 NE 30TH AVE.
8TH FLOOR
AVENTURA, FL. 33180

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: JONATHAN LEINWAND

P15000065052
FILED
July 31, 2015
Sec. Of State
nhaney

Article VI

The name and address of the incorporator is:

JONATHAN LEINWAND
20900 NE 30TH AVE
8TH FLOOR
AVENTURA, FL 33180

Electronic Signature of Incorporator: JONATHAN LEINWAND

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: PD
FRANJOSE YGLESIAS
1451 W CYPRESS CREEK ROAD, SUITE 300
FORT LAUDERDALE, FL. 33309

Title: VPD
MATTHEW ARNETT
1451 W CYPRESS CREEK ROAD, SUITE 300
FORT LAUDERDALE, FL. 33309

ARTICLES OF MERGER
(Profit Corporations)

The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, Florida Statutes.

First: The name and jurisdiction of the **surviving** corporation:

Name	Jurisdiction	Document Number (If known/ applicable)
Santo Mining Corp.	Florida	P15000065052

Second: The name and jurisdiction of each **merging** corporation:

Name	Jurisdiction	Document Number (If known/ applicable)
Santo Mining Corp.	Nevada	

FILED
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
15 AUG 10 PM 2:25

Third: The Plan of Merger is attached.

Fourth: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

OR ____/____/____ (Enter a specific date. NOTE: An effective date cannot be prior to the date of filing or more than 90 days after merger file date.)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Fifth: Adoption of Merger by **surviving** corporation - **(COMPLETE ONLY ONE STATEMENT)**
The Plan of Merger was adopted by the shareholders of the surviving corporation on 7/30/15.

The Plan of Merger was adopted by the board of directors of the surviving corporation on __________ and shareholder approval was not required.

Sixth: Adoption of Merger by **merging** corporation(s) **(COMPLETE ONLY ONE STATEMENT)**
The Plan of Merger was adopted by the shareholders of the merging corporation(s) on 7/30/15.

The Plan of Merger was adopted by the board of directors of the merging corporation(s) on __________ and shareholder approval was not required.

(Attach additional sheets if necessary)

Seventh: SIGNATURES FOR EACH CORPORATION

Name of Corporation	Signature of an Officer or Director	Typed or Printed Name of Individual & Title
Santo Mining Corp. (Florida and Nevada)		Franjose Yglesias, CEO

FILED
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

15 AUG 10 PM 2:26

PLAN OF MERGER
(Non Subsidiaries)

The following plan of merger is submitted in compliance with section 607.1101, Florida Statutes, and in accordance with the laws of any other applicable jurisdiction of incorporation.

First: The name and jurisdiction of the **surviving** corporation:

Name	Jurisdiction
Santo Mining Corp.	Florida

Second: The name and jurisdiction of each **merging** corporation:

Name	Jurisdiction
Santo Mining Corp.	Nevada

FILED
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
15 AUG 10 PM 2:26

Third: The terms and conditions of the merger are as follows:

One share of Santo Mining Corp., a Nevada corporation, shall become one share of Santo Mining Corp., a Florida corporation.

Fourth: The manner and basis of converting the shares of each corporation into shares, obligations, or other securities of the surviving corporation or any other corporation or, in whole or in part, into cash or other property and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations, or other securities of the surviving or any other corporation or, in whole or in part, into cash or other property are as follows:

(Attach additional sheets if necessary)

THE FOLLOWING MAY BE SET FORTH IF APPLICABLE:

Amendments to the articles of incorporation of the surviving corporation are indicated below or attached:

OR

Restated articles are attached:

Other provisions relating to the merger are as follows:
The purpose of the merger is domicile the corporation in Florida.

FILED
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
15 AUG 10 PM 2:26

Articles of Amendment
to
Articles of Incorporation
of

FILED

SANTO MINING CORP.

(Name of Corporation as currently filed with the Florida Dept. of State)

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

P15000065052

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

____ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____
____
____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____
____
____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _____________________

____
(Florida street address)

New Registered Office Address: _____________________, Florida_____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)
Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
2) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
3) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
4) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
5) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
6) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)
INCREASE 9,500,000,000 FROM 5,500,000,000 OF THE COMPANIES AUTHORIZED COMMON STOCK

The date of each amendment(s) adoption: 02-22-2016, if other than the date this document was signed.

Effective date if applicable: ______________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by 02-22-2016."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 2-22-16

Signature ______________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

FRANJOSE YGLESIAS

(Typed or printed name of person signing)

CEO

(Title of person signing)

Articles of Amendment

ARTICLE I
OFFICES
The principal office of the Corporation in shall be located at. The registered office of the Corporation shall be located 3150 NW 107th Ave. Suite 400 Doral, FL 33172, whereby the registered agent shall be Franjosé Yglesias. The Corporation may have other offices as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II
SHAREHOLDERS
SECTION 1. Annual Meeting.
The annual meeting of the shareholders shall be held on the 15th day in the month of February in each year, beginning with the year 2018, at the hour of 14:00 EST for the purpose of electing Directors and or for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday and or fall on a weekend, such meeting shall the held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2. Special Meeting.
Special meeting of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President at the request of the holders of not less than percent (51%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

SECTION 3. Place of Meeting.
The Board of Directors may designate any place, either within or without the State of Florida, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Florida, unless otherwise prescribed by statute, as the place for holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

SECTION 4. Notice of Meeting.
Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not more than three (3) nor less than thirty (30) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the Mail. Addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 5. Voting List.
The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

SECTION 6. Quorum.
A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 7. Proxies.
At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. A meeting of the Board of Directors may be had by means of a telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting under such circumstances shall constitute presence at the meeting.

SECTION 8. Voting of Shares.
Each outstanding Preferred A Class share entitled to vote shall be entitled to one vote upon éach matter submitted to a vote at a meeting of shareholders.

ARTICLE III
STOCK OF THE CORPORATION
The amount of the total capital stock the Corporation is authorized to issue is Nine Billion Six Hundred Million (9,600,000,000) shares consisting of Nine Billion (9,000,000,000) shares of common stock, par value $0.00001 per share ("Common Stock"), and Five Hundred Million (500,000,000) shares of preferred "A" stock, par value $0.01 per share ("Preferred "A" Stock"), and One Hundred Million (100,000,000) shares of preferred "B" stock, par value $0.10 per share ("Preferred "B" Stock").

Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors of the

Corporation (the "Board") may from time to time determine. The designations of the Preferred Stock and the powers, preferences, qualifications, limitations or restrictions, and relative rights thereof shall be as follows:

SECTION 1. Preferred "A" Stock.

Authorized Shares: The total number of Preferred "A" Stock which the Corporation shall have authority to issue is Five Hundred Million (500,000,000) shares with a par value of $0.01.

Issuance of Preferred Stock: The Board of Directors is hereby authorized from time to time, without stockholder action, to provide for the issuance of Preferred Stock in one or more series not exceeding in the aggregate the number of Preferred Stock authorized by these Articles of Incorporation, as amended from time to time; and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences, and relative, participating, option, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including without limiting the generality of the foregoing, the voting rights relating to Preferred Stock of any series (which may be one or more votes per share or a fraction of a vote per share, which may vary over time, and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

Conversion. Each share of Series "A" Preferred Stock can be converted into the 1,000 shares of common stock of the Company at any time at the option of the holders of the Series "A" Preferred Stock. On or before the date of conversion, the converting holder of Series "A" Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice and shall thereafter receive certificates for the number of Common Stock to which such holder is entitled pursuant to this Section. On the date of conversion, all rights with respect to the Series "A" Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of Common Stock into which such Series "A" Preferred Stock has been converted. If so

required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing Series "A" Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Series "A" Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such conversion and the surrender of the certificate or certificates for Series "A" Preferred Stock as aforesaid, the Company shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full Common Stock issuable on such conversion in accordance with the provisions hereof."

SECTION 2. Preferred "B" Stock.
<u>Authorized Shares:</u> The total number of Preferred "B" Stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares with a par value of $0.10.

<u>Issuance of Preferred Stock:</u> The Board of Directors is hereby authorized from time to time, without stockholder action, to provide for the issuance of Preferred "B" Stock in one or more series not exceeding in the aggregate the number of Preferred "B" Stock authorized by these Articles of Incorporation, as amended from time to time. Holders of Preferred "B" Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred "B" Stock. The holders of Preferred "B" Stock have no preemptive, no voting, subscription, redemption or conversion rights.

<u>Conversion</u>. Each share of Series "B" Preferred Stock can be converted into the 2 shares of common stock of the Company at any time at the option of the holders of the Series "B" Preferred Stock. On or before the date of conversion, the converting holder of Series "B" Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice and shall thereafter receive certificates for the number of Common Stock to which such holder is entitled pursuant to this Section. On the date of conversion, all rights with respect to the Series "B" Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of Common Stock into which such Series "B" Preferred Stock has been converted. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing Series "B" Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Series "B" Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders

thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such conversion and the surrender of the certificate or certificates for Series "B" Preferred Stock as aforesaid, the Company shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full Common Stock issuable on such conversion in accordance with the provisions hereof."

SECTION 2. Common Stock.
Nine Hundred Billion (9,000,000,000) shares of Common Stock having a par value of $0.00001 per share. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock. The holders of Common Stock have no preemptive, no voting, subscription, redemption or conversion rights.

ARTICLE IV
BOARD OF DIRECTORS
SECTION 1. General Powers.
The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. Number, Tenure and Qualifications.
The number of directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than two (2). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

SECTION 3. Regular Meetings.
A regular meeting of the Board of Directors shall be held on the 5th day in the month of February in each year, beginning in the year 2018, at 14:00 EST. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

SECTION 4. Special Meetings.
Special meetings of the Board of Directors may be called by or at the request of the President or any two (2) directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. Notice.
Notice of any special meeting shall be given at least three (3) days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the Mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any directors may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director

attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6. Quorum.
A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors' present may adjourn the meeting from time to time without further notice.

SECTION 7. Manner of Acting.
The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. Actions Without a Meeting.
Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors.

SECTION 9. Vacancies.
Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

SECTION 10. Compensation.
By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor any action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to director who voted in favor of such action.

ARTICLE V
OFFICERS
SECTION 1. Number.
The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed

necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of Chief Executive Officer and Secretary. Any two or more offices may be held by the same person, except for the offices of Chief Executive Officer and Secretary, which may not be held by the same person, unless all of the issued and outstanding stock is owned by one person. Officers may be directors or shareholders of the Corporation.

SECTION 2. Election and Term of Office.
The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. Removal.
Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

SECTION 4. Vacancies.
A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. Chief Executive Officer.
The CEO shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors, unless there is a Chairman of the Board in which case the Chairman shall preside. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Articles of Incorporation to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of CEO and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6. Vice President.
In the absence of the CEO or in event of his death, inability or refusal to act, the Vice President shall perform the duties of the CEO, and when so acting, shall have all the

powers of and be subject to all the restrictions upon the CEO. The Vice President shall perform such other duties as from time to time may be assigned to him by the CEO or by the Board of Directors. If there is more than one Vice President, each Vice President shall succeed to the duties of the CEO in order of rank as determined by the Board of Directors. If no such rank has been determined, then each Vice President shall succeed to the duties of the CEO in order of date of election, the earliest date having the first rank.

SECTION 7. Secretary.

The Secretary shall:

a) Keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more minute books provided for that purpose;
b) See that all notices are duly given in accordance with the provisions of these Articles of Incorporation or as required by law;
c) Be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized;
d) Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;
e) Sign with the CEO certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;
f) Have general charge of the stock transfer books of the Corporation; and
g) In general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the CEO or by the Board of Directors.

SECTION 8. Treasurer.

The Treasurer shall:

a) Have charge and custody of and be responsible for all funds and securities of the Corporation;
b) Receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Articles of Incorporation; and
c) In general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to her by the CEO or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board of Directors shall determine.

SECTION 9. Salaries.

The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VI
INDEMNITY

The Corporation shall indemnify its directors, officers and employees as follows:

a) Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expense and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.
b) The Corporation shall provide to any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the. Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.
c) The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article VI.

ARTICLE VII
CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts.
The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans.
No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts Etc..
All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VIII
FISCAL YEAR
The fiscal year of the Corporation shall begin on the 1st day of January of each year and ending on the 31st day of December of each year.

ARTICLE IX
DIVIDENDS
The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X
CORPORATE SEAL
The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the State of incorporation, being Florida, and the words, "Corporate Seal".

ARTICLE XI
WAIVER OF NOTICE
Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Articles of Incorporation or under the provisions of the Articles of Incorporation or under the provisions of the applicable Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII
AMENDMENTS
These Articles of Incorporation may be altered, amended or repealed and new Articles of Incorporation may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors. The above Articles of Incorporation are certified to have been adopted by the Board of Directors of the Corporation

/s/Dao D. Thang CEO	/s/FranJosé Yglesias President

Articles of Amendment
to
Articles of Incorporation
of

2019 ... 29 AM 8:52

SANTO MINING CORP.

(Name of Corporation as currently filed with the Florida Dept. of State)

P15000065052

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

4300 BISCAYNE BLVD
MIAMI, FLORIDA 33137

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

4300 BISCAYNE BLVD
MIAMI, FLORIDA 33137

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _______________

4300 BISCAYNE BLVD
(Florida street address)

New Registered Office Address: MIAMI, FLORIDA, Florida 33137
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) X Change	PTS	FRANJOSE YGLESIAS	4300 BISCAYNE BLVD
___ Add			MIAMI, FLORIDA 33137
___ Remove			
2) ___ Change			
___ Add			
___ Remove			
3) ___ Change			
___ Add			
___ Remove			
4) ___ Change			
___ Add			
___ Remove			
5) ___ Change			
___ Add			
___ Remove			
6) ___ Change			
___ Add			
___ Remove			

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

SEE EXHIBIT A

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

N/A

Exhibit A

ARTICLE III
STOCK OF THE CORPORATION
The amount of the total capital stock the Corporation is authorized to issue is Twenty Billion Five Hundred Million (20,500,000,000) shares consisting of Twenty Billion (20,000,000,000) shares of common stock, par value $0.00001 per share ("Common Stock"), and Five Hundred Million (500,000,000) shares of preferred "A" stock, par value $0.01 per share ("Preferred Stock").

Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board") may from time to time determine. The designations of the Preferred Stock and the powers, preferences, qualifications, limitations or restrictions, and relative rights thereof shall be as follows:

SECTION 1. Preferred "A" Stock.
Authorized Shares: The total number of Preferred "A" Stock which the Corporation shall have authority to issue is Five Hundred Million (500,000,000) shares with a par value of $0.01.

Issuance of Preferred Stock: The Board of Directors is hereby authorized from time to time, without stockholder action, to provide for the issuance of Preferred Stock in one or more series not exceeding in the aggregate the number of Preferred Stock authorized by these Articles of Incorporation, as amended from time to time; and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences, and relative, participating, option, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including without limiting the generality of the foregoing, the voting rights relating to Preferred Stock of any series (which may be one or more votes per share or a fraction of a vote per share, which may vary over time, and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

Conversion. Each share of Series "A" Preferred Stock can be converted into the 1,000 shares of common stock of the Company at any time at the option of the holders of the Series "A" Preferred Stock. On or before the date of conversion, the converting holder of Series "A" Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice and shall thereafter receive certificates for the number of Common Stock to which such holder is entitled pursuant to this Section. On the date of conversion, all

rights with respect to the Series "A" Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of Common Stock into which such Series "A" Preferred Stock has been converted. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing Series "A" Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Series "A" Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such conversion and the surrender of the certificate or certificates for Series "A" Preferred Stock as aforesaid, the Company shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full Common Stock issuable on such conversion in accordance with the provisions hereof."

SECTION 2. Common Stock.
Twenty Billion (20,000,000,000) shares of Common Stock having a par value of $0.00001 per share. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock. The holders of Common Stock have no preemptive, no voting, subscription, redemption or conversion rights.

/s/FranJosé Yglesias
President

The date of each amendment(s) adoption: ______________________, if other than the date this document was signed

Effective date if applicable: ______________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."

(voting group)

■ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 04/25/2019

Signature ______________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

FRANJOSE YGLESIAS

(Typed or printed name of person signing)

PRESIDENT/CHAIRMAN OF THE BOARD

(Title of person signing)

ARTICLES OF DISSOLUTION
of
SANTO MINING CORP.

Pursuant to Section 607.1403, Florida Statutes, this Florida profit corporation submits the following articles of dissolution:

Name of Corporation: **Santo Mining Corp.**

Document Number: **P15000065052**

Certified Copy Desired: **No**

Certificate of Status Desired: **No**

Email address to whom correspondence should be e-mailed: **jeff@jdt-legal.com**

Date the dissolution as authorized: 07/19/2021

The undersigned certifies that the dissolution as approved by the shareholders in the manner required by this chapter and by the Articles of Incorporation.

SANTO MINING CORP.

Franjose Yglesias, President

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that

SANTO MINING CORP.

a business entity originally organized under the laws of Florida on July 31, 2015, did on September 22, 2021 apply for a Certificate of Domestication and filed Articles of Domestication in the office of the Secretary of State of Wyoming.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **22nd** day of **September**, **2021**

Edward A. Buchanan
Secretary of State

By: Bailey Johnson

Filed Date: 09/22/2021